EXHIBIT 23.4
Consent of Independent Registered Public Accounting Firm
The Board of Directors and Shareholders
Make My Trip Limited
We consent to the use of our report included herein and to the reference to our firm under the heading “Experts” in the prospectus.
/s/ KPMG
Gurgaon, India
July 23, 2010